Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7103
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FIRST QUARTER OF FISCAL 2017 AND
CONFIRMS ITS FISCAL 2017 GUIDANCE

Melville, New York – December 7, 2016 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the first quarter ended October 31, 2016 and confirmed its fiscal 2017 guidance.

Fiscal 2017 First Quarter Highlights

•
Net sales for the three months ended October 31, 2016 were $135.8 million compared to $64.1 million for the three months ended October 31, 2015. The period-over-period increase in net sales reflects incremental sales of approximately $78.0 million as a result of the February 23, 2016 acquisition of TeleCommunication Systems, Inc. ("TCS"), partially offset by lower sales of legacy Comtech products.

•
Backlog as of October 31, 2016 was $461.9 million. The Company achieved bookings of approximately $113.7 million during the first quarter of fiscal 2017. The Company has a number of large opportunities in its order pipeline and currently expects its book-to-bill ratio for fiscal 2017 to exceed 1.0.

•	GAAP operating loss for the quarter was $0.7 million and GAAP net loss was $2.5 million, or $(0.11) per diluted share, for the three months ended October 31, 2016.

•
Adjusted EBITDA was $10.0 million for the quarter. Adjusted EBITDA is a Non-GAAP financial measure that the Company defines and reconciles to the most directly comparable GAAP financial measure in the below table.

•
As of October 31, 2016, the Company had $62.7 million of cash and cash equivalents. During the first quarter of fiscal 2017, the Company generated better than expected cash flows from operating activities of $7.6 million.

In commenting on the Company's performance during the first quarter of fiscal 2017, Fred Kornberg, President and Chief Executive Officer, noted “Although international business conditions remain challenging, we are pleased with our first quarter fiscal 2017 results, which we view as a solid foundation for the rest of fiscal 2017.”

2017 Fiscal Year Financial Targets

•	Revenue goal of approximately $600.0 million.

•	GAAP diluted EPS goal of approximately $0.30 and an Adjusted EBITDA goal of approximately $70.0 million.

•
Total annual amortization of intangibles is expected to range from $22.0 million to $24.0 million, total depreciation expense is expected to range from $16.0 million to $18.0 million and total amortization of stock-based compensation is expected to be approximately $5.0 million.

•	Interest expense is expected to reflect a rate (including amortization of deferred financing costs) of 5.0% to 6.0%.

•	The Company's effective income tax rate (excluding discrete tax items in fiscal 2017) is expected to approximate 32.0%.

Based on the anticipated timing of shipments and performance related to orders currently in its backlog, as well as expected orders, the Company anticipates its second quarter of fiscal 2017 net sales and Adjusted EBITDA to approximate the same level of performance that it achieved in its first quarter of fiscal 2017. Additionally, as previously announced, the Company's net sales, operating income and Adjusted EBITDA are expected to improve in the third quarter of fiscal 2017, with the fourth quarter amounts being the peak quarter, by far.

Additional information about the Company’s fiscal 2017 guidance is included in the Company’s first quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, December 8, 2016. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (888) 632-3384 (domestic), or (785) 424-1675 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 283-5758 or (402) 220-0863. In addition, an updated investor presentation, including earnings guidance, is available on the Company's web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies from the acquisition of TeleCommunication Systems, Inc. ("TCS") will not be fully realized, or will not be realized within the anticipated time period; the risk that Comtech’s and TCS’s businesses will not be integrated successfully; the possibility of disruption from the acquisition, making it more difficult to maintain business and operational relationships or retain key personnel; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's and TCS's legacy legal proceedings, customer claims for indemnification, and other similar matters; risks associated with Comtech’s obligations under its Secured Credit Facility; risks associated with the Company's large contracts; and other factors described in this and the Company's other filings with the SEC.

- more -

COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	(Unaudited)
	Three months ended October 31,
	2016	2015

Net sales	$135,786,000	$64,117,000
Cost of sales	83,678,000	35,915,000
Gross profit	52,108,000	28,202,000

Expenses:
Selling, general and administrative	32,685,000	16,718,000
Research and development	14,096,000	7,940,000
Amortization of intangibles	6,055,000	1,376,000
	52,836,000	26,034,000

Operating (loss) income	(728,000)	2,168,000

Other expenses (income):
Interest expense and other	3,325,000	75,000
Interest income and other	(2,000)	(112,000)

(Loss) income before (benefit from) provision for income taxes	(4,051,000)	2,205,000
(Benefit from) provision for income taxes	(1,562,000)	766,000

Net (loss) income	$(2,489,000)	$1,439,000

Net (loss) income per share:
Basic	$(0.11)	$0.09
Diluted	$(0.11)	$0.09

Weighted average number of common shares outstanding – basic	23,385,000	16,171,000

Weighted average number of common and common equivalent shares outstanding – diluted	23,385,000	16,194,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.30	$0.30

- more -

COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31, 2016	July 31, 2016
Assets
Current assets:
Cash and cash equivalents	$62,711,000	$66,805,000
Accounts receivable, net	136,948,000	150,967,000
Inventories, net	75,659,000	71,354,000
Prepaid expenses and other current assets	17,590,000	14,513,000
Total current assets	292,908,000	303,639,000

Property, plant and equipment, net	37,186,000	38,667,000
Goodwill	288,409,000	287,618,000
Intangibles with finite lives, net	278,639,000	284,694,000
Deferred financing costs, net	3,127,000	3,309,000
Other assets, net	3,183,000	3,269,000
Total assets	$903,452,000	$921,196,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,893,000	$33,462,000
Accrued expenses and other current liabilities	96,680,000	98,034,000
Dividends payable	7,013,000	7,005,000
Customer advances and deposits	27,494,000	29,665,000
Current portion of long-term debt	12,174,000	11,067,000
Current portion of capital lease obligations	3,366,000	3,592,000
Interest payable	1,244,000	1,321,000
Total current liabilities	177,864,000	184,146,000

Non-current portion of long-term debt, net	237,952,000	239,969,000
Non-current portion of capital lease obligations	3,304,000	4,021,000
Income taxes payable	2,928,000	2,992,000
Deferred tax liability, net	10,083,000	9,798,000
Customer advances and deposits, non-current	6,244,000	5,764,000
Other liabilities	3,789,000	4,105,000
Total liabilities	442,164,000	450,795,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 38,555,405 shares and 38,367,997 shares at October 31, 2016 and July 31, 2016, respectively	3,856,000	3,837,000
Additional paid-in capital	525,291,000	524,797,000
Retained earnings	373,990,000	383,616,000
	903,137,000	912,250,000
Less:
Treasury stock, at cost (15,033,317 shares at October 31, 2016 and July 31, 2016)	(441,849,000)	(441,849,000)
Total stockholders’ equity	461,288,000	470,401,000
Total liabilities and stockholders’ equity	$903,452,000	$921,196,000
- more -

COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings before interest, income taxes, depreciation and amortization of intangibles, amortization of stock-based compensation and acquisition plan expenses. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies, including a similarly titled measure previously utilized by TCS. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing our performance and comparability of our results with other companies. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct Comtech’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below table, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in Comtech’s SEC filings. The Company has not quantitatively reconciled its fiscal 2017 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to its acquisition plan and interest expense are certain items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended October 31,
	2016	2015

Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(2,489,000)	1,439,000
(Benefit from) provision for income taxes	(1,562,000)	766,000
Interest (income) and other expense	(2,000)	(112,000)
Interest expense	3,325,000	75,000
Amortization of stock-based compensation	970,000	1,051,000
Amortization of intangibles	6,055,000	1,376,000
Depreciation	3,749,000	1,530,000
Acquisition plan expenses	—	1,392,000
Adjusted EBITDA	$10,046,000	7,517,000

ECMTL
###